Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RYVYL Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of RYVYL Inc. (the “Company”) of our report dated March 28, 2025, relating to the consolidated financial statements of the Company as of December 31, 2024 and 2023, and the related notes, included in the annual report on Form 10-K of the Company, initially filed with the U.S. Securities and Exchange Commission on March 28, 2025.

/s/ Simon & Edward, LLP

Rowland Heights, California

November 24, 2025